Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Fitbit, Inc. of our report dated March 2, 2015, except for the effects of the 2015 stock split described in “Stock Splits” of Note 2, as to which the date is May 27, 2015, relating to the financial statements of Fitbit, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

June 16, 2015